UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 3, 2011

REMEDENT, INC.
(Exact name of Registrant as Specified in its Charter)

Nevada (State or Other Jurisdiction of Incorporation)	001-15975 (Commission File Number)	86-0837251 (IRS Employer Identification No.)

BelgiumZuiderlaan 1-3 bus 8, 9000 Ghent, Belgium (Address of Principal Executive Offices)	N/A (Zip Code)

011-329-321-7080
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1-Registrant’s Business and Operations

Item 1.01.          Entry into a Material Definitive Agreement.

On June 3, 2011, Remedent, Inc., a Nevada corporation (“Company”  or the “Registrant”) obtained a secured loan in the principal amount of $1,000,000(USD) (the “Loan”) from Asia Best Healthcare Co. Ltd., a corporation organized and existing under the laws of the Cayman(“Asia Best”).  In connection with the Loan, the Company issued a secured promissory note, with a simple interest rate of 5% per annum to Asia Best (“Note”).  The maturity date of the Note is June 3, 2014 (“Maturity Date”). The Loan was secured by certain assets of the Company pursuant to the terms of a certain Pledge and Security Agreement dated June 3, 2011 entered into by and between the Company and Asia Best (“Security Agreement”).  Pursuant to the terms of the Security Agreement, in the event the Company fails to repay the obligations under the Note, Asia Best, as the secured party, will have a right to exercise all rights and remedies granted to it in connection with the collateral.   Except for the relationship described in this Item 1.01, there is no other material relationship between the Company or its affiliates and Asia Best.

Section 2 - Financial Information

Item 2.03.          Creation of a Direct Financial Obligation or an Obligation under and Off-Balance Sheet Arrangement of a Registrant.

As reported under Item 1.01. of this Current Report on Form 8-K (this “Form 8-K”), the Company obtained a loan from Asia Best in the principal amount of $1,000,000 on June 3, 2011.  In connection with the Loan, the Company issued a 5% secured promissory note in favor of Asia Best.  Under the terms of the Note, the principal amount of $1,000,000 with accrued interest must be paid to Asia Best by June 3, 2014.  The information under Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REMEDENT, INC.,
a Nevada corporation

Dated: June 9, 2011	By:	/s/ Stephen Ross
Stephen Ross Chief Financial Officer